                                                                   EXHIBIT 10.71


                       WORKING CAPITAL ASSURANCE AGREEMENT
                                 (Ravenna, Ohio)


         THIS AGREEMENT is made as of February 6, 1998, by and among BALANCED CARE CORPORATION, a Delaware corporation, with a principal place of business at 5021 Louise Drive, Suite 200, Mechanicsburg, PA 17055 ("BCC") and Capstone Capital Corporation, a Maryland corporation, with a principal place of business at 1000 Urban Center Drive, Suite 630, Birmingham, Alabama 35242, Attn: Daryl D. McCombs (the "Lessor").


                              W I T N E S S E T H:


         WHEREAS, the Lessor and BCC at Ravenna, Inc., entered into that certain Lease Agreement dated as of March 28, 1997 (the "Lease") relating to certain premises located in Ravenna, Ohio, which Lease was assigned to Extended Care Operators of Ravenna, LLC, a Delaware limited liability company (the "Lessee") pursuant to that certain Assignment, Assumption and Amendment of Lease Agreement (the "Assignment"), and all capitalized terms used herein and not otherwise defined herein shall have the same meanings as ascribed to such terms in the Lease; and

         WHEREAS, pursuant to a Shortfall Funding Agreement dated of even date herewith (the "Shortfall Agreement"), and a Deposit Pledge Agreement dated of even date herewith (the "Deposit Pledge"), each among the Members (as defined in Appendix 1 to the Shortfall Agreement) Lessee and BCC, Lessee has or will deposit funds into the Working Capital Reserve (as defined in the Shortfall Agreement) to fund certain operational losses anticipated in connection with the Project; and

         WHEREAS, as additional security for the obligations of Lessee under the Lease Documents, as defined in Appendix 1 attached to the Shortfall Funding Agreement (the "Lease Obligations"), the Lessor has requested the execution and delivery of this Agreement.

         NOW THEREFORE, for good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged and in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:

         1. Subject to the terms of Section 4 hereof, from the date hereof until the complete payment and performance of the Lease Obligations, BCC unconditionally agrees to loan to the Lessee, sufficient funds, by means of working capital loans (collectively, the "Working Capital Loans"), to pay and satisfy the amount by which the Lessee's cash requirements to meet its obligations (including, without limitation, operating expenses, debt service and the Lease Obligations) due and payable during any month exceed the gross revenues received by the Lessee


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during such month (the "Shortfall"). Such Working Capital Loans shall be made pursuant to the Shortfall Agreement.

         2. Subject to the terms of Section 4 hereof, but without regard to any bankruptcy, default, breach of condition or failure to satisfy any condition under the Shortfall Agreement, BCC shall, without further direction, advance to the Lessee the amount equal to the Shortfall in a timely fashion so that the Lessee is able to meet all of its working capital obligations (including, without limitation, the Lease Obligations) when due. Without limiting the generality of foregoing, BCC shall make Working Capital Loans to Lessee to fund Shortfalls even if Lessee fails to make contributions on a timely basis to the Working Capital Reserve as provided in Section 1.01 of the Shortfall Agreement.

         3. BCC acknowledges that the covenants and agreements made hereunder by BCC are being made to induce the Lessor to enter into and accept the Lease and enable the Lessee, upon the complete disbursement of the Working Capital Reserve, to fulfill its working obligations, including, without limitation, the Lease Obligations. Accordingly, it is expressly intended by BCC that the covenants and agreements by BCC hereunder may be relied upon and enforced by the Lessor.

         4. Notwithstanding anything to the contrary set forth herein, BCC's obligation to provide the Working Capital Loans, and advance Shortfalls, to the Lessee shall not commence until such time as the full amount actually deposited by Lessee in the Working Capital Reserve has been depleted.

         5. The obligations of BCC hereunder shall not be affected by the termination, discontinuance, release or modification of any agreement from any endorser, surety or guarantor of the Lease Obligations. Notwithstanding anything to the contrary contained herein or in the Lease, the Lessor hereby covenants and agrees with BCC that the Lessor shall not amend, modify or otherwise alter the Lease or any other document executed in connection therewith (collectively, the "Lease Documents") without BCC's prior written consent, in each instance, which consent, shall not be unreasonably withheld, conditioned or delayed.

         In addition, the Lessor hereby covenants and agrees with BCC that, except in connection with the exercise of any of its rights and/or remedies under the Lease Documents, the Lessor shall not terminate the Lease without the prior written consent of BCC, which consent shall not be unreasonably withheld, conditioned or delayed.

         6. The obligations of BCC hereunder shall not be affected by any change in the beneficial ownership of the Lessee or by reason of any disability of the Lessee. This Agreement shall be in addition to any guaranty or other security for the Lease Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such guaranty or security. This Agreement shall continue to be effective or be reinstated, as the case may be, if, at any time, any payment of the Lease Obligations is rescinded or must otherwise be returned by the Lessor upon the insolvency, bankruptcy or reorganization of the Lessee or otherwise, all as though such payment had not been made.


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         7.       (a)      Without limiting BCC's obligation to provide the
Working Capital Loans, upon the occurrence of any default under any of the Lease Documents, BCC shall have the right, but not the obligation, to cure such default within any applicable notice and grace periods (or in the event of no grace period, within 3 days after receipt by BCC of notice of such default) and, to the extent permitted by law, enter upon the Property, if necessary, for such purpose and take all such actions as BCC may deem necessary or appropriate to remedy such default. The Lessor agrees to give written notice to BCC of any default by Lessee under the Lease or any other Lease Document for which Lessor becomes aware. The Lessor agrees to accept any remedy performed by BCC as if the same had been performed by the Lessee.

                  (b) Lessor acknowledges that BCC has the right to acquire all of the assets of Lessee pursuant to the Shortfall Agreement or all of the Equity Interests (as defined in the Shortfall Agreement) pursuant to the Option Agreement (as defined in the Shortfall Agreement).. In the event that BCC or an affiliate of BCC exercises its rights to acquire either the assets or the Equity Interests, (A) Lessor hereby consents to the transfer of the Lease to BCC or the BCC Affiliate, and shall recognize such purchaser as Lessee under the Lease and other Lease Documents so long as (i) such purchaser executes and delivers to Lessor such documents, instruments, affidavits and opinions as Lessor may reasonably request and (ii) in the event the purchaser is an affiliate of BCC, BCC shall provide a guaranty of the Lease Obligations in form and substance reasonably satisfactory to Lessor and (B) Lessor shall release Lessee and any guarantor of Lessee's obligations upon the consummation of such transfer.

         8. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

IF TO BCC:                 Balanced Care Corporation
                           5021 Louise Drive, Suite 200
                           Mechanicsburg, PA  17055
                           Attn:  President

WITH COPIES TO:            Balanced Care Corporation
                           5021 Louise Drive, Suite 200
                           Mechanicsburg, PA  17055
                           Attn:  General Counsel

                           and

                           Kirkpatrick & Lockhart LLP
                           1500 Oliver Building
                           Pittsburgh, Pennsylvania  15222-2312
                           Attn:  Steven J. Adelkoff, Esq.


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IF TO THE LESSOR:          Capstone Capital Corporation
                           1000 Urban Center Drive, Suite 630
                           Birmingham, AL  35242
                           Attn:  Daryl D. McCombs

or at such other place as any of the parties hereto may from time to time hereafter designate to the others in writing. Any notice given to BCC or the Lessee by the Lessor at any time shall not imply that such notice or any further or similar notice was or is required.

         9. This Agreement shall be construed, and the rights and obligations of the Lessor and BCC shall be determined, in accordance with the laws of the State of Maryland.

         10. This Agreement and BCC's obligations hereunder shall automatically terminate upon BCC's purchase of all of the issued and outstanding equity of the Lessee or substantially all of the assets of Lessee.

         11. The Lessor covenants and agrees with BCC that the Lessor shall not consent to any assignment of the Lessee's interest under the Lease (except to BCC or an affiliate of BCC, or as otherwise expressly provided in Section 7(b) of this Agreement) or any transfer of substantially all of the Lessee's assets or any transfer of the issued and outstanding equity of the Lessee without the prior written consent of BCC, which consent, BCC may withhold in its sole and absolute discretion. In addition, in the event that, in violation of the terms of the Lease, (A) the Lessee attempts to assign its interest in the Lease (or transfer substantially all of its assets), (B) the current holders of the issued and outstanding equity of the Lessee attempt to transfer any such equity or (C) if any of the events described in Section {ADD SECTION IN LEASE ON BANKRUPTCY AS DEFAULT) of the Lease occurs with respect to Lessee, the Lessor covenants and agrees with BCC that, subject to applicable law, the Lessor shall terminate the Lease (in accordance with the terms thereof) and shall enter into a new lease of the Property with BCC (or any of its wholly-owned subsidiaries, provided, that, BCC executes and delivers a guaranty of any such lease, in form and substance acceptable to the Lessor), in form and substance acceptable to the Lessor; provided, however, that any such lease shall be substantially similar to the Lease. In connection with the execution and delivery of any such lease, (Y) BCC and its Subsidiaries shall execute and deliver any additional documents that the Lessor may request, in form and substance similar to the Lease Documents and
(Z) BCC shall deliver to the Lessor such evidence as Lessor shall request, in form and substance acceptable to the Lessor, that the new lease and all other documents executed and delivered in connection therewith have been duly authorized, executed and delivered and are enforceable. BCC agrees to pay all of the costs and expenses reasonably incurred by the Lessor (including, without limitation, attorneys' fees and expenses) in connection with the performance of the Lessor's obligations under this Section 11.

         12.      (a)      Entire Agreement . This Agreement contains the entire
understanding among the parties hereto with respect to its subject matter and supersedes any prior understandings or agreements between the parties with respect to such subject matter.


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                  (b)      Amendments. This Agreement may be modified or amended
only by a written instrument executed by the Lessor, the Lessee and BCC.

                  (c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single instrument.

                  (e) Future Cooperation. Each party covenants and agrees to take such further action and execute such further documents as may be necessary or appropriate to carry out the intention of this Agreement.

                  (f) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                  (g) Certain Covenants. BCC and BCC's Affiliates shall maintain, on a consolidated basis, the following:

                           (i)      a ratio of consolidated current assets to
consolidated current liabilities equal to or greater than 1.0 to 1.0;

                           (ii)     a tangible net worth equal to or greater
than $5,000,000, unless otherwise approved or waived by Lessor, approval or waiver of which shall not be unreasonably withheld (and for purposes of this Subsection, the line item identified as "Mandatorily Redeemable Preferred B Stock" reflected on BCC's consolidated financial statements shall be included in BCC's shareholder equity; and

                           (iii)    a Consolidated Cash Flow Coverage not less
than 1.0 to 1.0, where "Consolidated Cash Flow Coverage" shall mean a ratio of
(A) earnings before interest, taxes, depreciation, amortization, rent and its home expense minus an assumed {five} percent (5%) management fee to (B) all interest and rent payments.


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         EXECUTED as a sealed instrument as of the date first written above.

WITNESS:                               BCC:

                                       BALANCED CARE CORPORATION, a
                                       Delaware corporation



/s/ Signature Illegible                By: /s/ Signature Illegible
------------------------------            ------------------------------
Name:                                      Name:
                                           Title:




WITNESS:                               LESSOR:

                                       CAPSTONE CAPITAL CORPORATION



/s/ Signature Illegible                By: /s/ Signature Illegible
------------------------------            ------------------------------
Name:                                      Name:
                                           Title:


                                       S-1
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       Schedule to Exhibit 10.71 filed pursuant to Instruction 2 to Item
                            601(a) of Regulation S-K

                      Working Capital Assurance Agreement

                        Location                          Entities
                       Harrisburg, PA           BCC at Harrisburg, Inc.;
                                                Extended Care Operators of Harrisburg LLC

                       Greensboro, NC           BCC at Greensboro, Inc.;
                                                Extended Care Operators of Greensboro LLC